UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Cimpress N.V. held an Extraordinary General Meeting of Shareholders on April 25, 2018 at which our shareholders took the following actions on the proposals listed below. There were 30,714,481 ordinary shares of Cimpress N.V. issued, outstanding, and eligible to vote at the record date of March 28, 2018.

(1) Our shareholders approved a first amendment to article 4.1 of our articles of association to increase our authorized capital from EUR 2,000,000 to EUR 3,178,000,000 and increase the nominal value of each ordinary share and each preferred share from EUR 0.01 to EUR 15.89 (the Nominal Capital Increase Amendment).

(2) Our shareholders approved a second amendment to article 4.1 of our articles of association to decrease our authorized capital from EUR 3,178,000,000 to EUR 2,000,000 and decrease the nominal value of each ordinary share and each preferred share from EUR 15.89 to EUR 0.01 (the Nominal Capital Decrease Amendment).

The voting results for each proposal are as follows:

Proposal	Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
1. Approve Nominal Capital Increase Amendment	26,573,776	5,148	29,875	—
2. Approve Nominal Capital Decrease Amendment	26,567,181	7,614	34,004	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2018    Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer